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                                                                   EXHIBIT 10(m)

                             FIRST AMENDMENT TO THE
                        COMPUTER TASK GROUP, INCORPORATED
                       EXECUTIVE SUPPLEMENTAL BENEFIT PLAN
                                1997 RESTATEMENT


WHEREAS, pursuant to Article 15.1 of the Computer Task Group, Incorporated Executive Supplemental Benefit Plan 1997 Restatement (the "Plan"), the Compensation Committee of the Board of Directors reserved the right to amend the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.       The following provisions are added at the end of Article 2 of the Plan:

         2.22 "Early Retirement Age" shall mean the later of (a) the completion of five years of service from the date the Employee becomes a Member of the Plan, or (b) (i) in the case of a Member whose benefits became nonforfeitable under Section 2.13 prior to December 1, 1994 and who does not participate in any plan that is a successor to this Plan, age 55, or (ii) in the case of any other Member, age 60.

         2.23 "Early Retirement" shall mean severance from employment with the Company at or after attaining Early Retirement Age, but before attaining Normal Retirement Age.

         2.24 "Early Retirement Benefit" shall mean a monthly benefit beginning earlier than Normal Retirement Age and for a Member whose benefit became nonforfeitable under Section 2.13 prior to December 1, 1994 and who does not participate in any plan that is a successor to this Plan, at age 55 or later, and, for any other Member, at age 60 or later, and continuing for 180 months or the life of the Member, whichever is the greater. The monthly benefit is an amount calculated in the same manner as the Normal Retirement Benefit and then actuarially reduced for commencement prior to a Member's Normal Retirement Age based on the following factors:

      ---------------------------- ------------------------------------------

      Mortality:                   1994 Group Annuity Mortality
      ---------------------------- ------------------------------------------

      Pre and Post Retirement      The annual interest rate on
      Interest:                    10-year Treasury securities for the
                                   month that is two months before the
                                   month in which the benefit commences
      ---------------------------- ------------------------------------------

2. Section 2.20, "Post-retirement Death Benefit", is amended and restated in its entirety to read as follows:

         2.20 "Post-retirement Death Benefit" shall mean that benefit payable to a Member's Beneficiary if the Member dies prior to separation from service with the Company but after Normal Retirement Age, or if the Member dies after Normal or Early Retirement, and the Member has not received any or all of the Retirement Benefit payment provided for under this Plan.

3. Section 2.21, "Voluntary Termination", is amended and restated in its entirety to read as follows:

         2.21 "Voluntary Termination" shall mean severance from employment with the Company before attaining the Normal or Early Retirement Age for reasons other than cause, as defined in Section 9.3.

4. The caption heading for Article V, "Voluntary Termination Benefit", is amended and restated in its entirety to read as follows:

                                    ARTICLE V
                EARLY RETIREMENT - VOLUNTARY TERMINATION BENEFITS

5.       Section 5.3 is amended and restated in its entirety as follows:


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         5.3 Notwithstanding Section 5.1, a Member whose benefits first became nonforfeitable under Section 2.13 prior to December 1, 1994 and who does not participate in any plan that is a successor to this Plan can apply to the Committee for an earlier distribution of the Member's Early Retirement Benefit, if the Member has attained at least age 55 as of the date of the first payment. The application must be submitted to the Committee not less than six months before the first payment date, and first payment date will be available only on the Member's attainment of age 55, 56, 57, 58 or 59. The payment of a benefit before age 60 shall be permitted solely in the discretion of the Committee. The requirement of six months application may be waived by the Committee in its discretion.

6.       The following provisions are added at the end of Article 5 of the Plan:

         5.4 Notwithstanding Section 5.2, a Member whose benefits first became nonforfeitable under Section 2.13 after November 30, 1994, or a Member who participates in any plan that is a successor to this Plan can apply to the Committee for an earlier distribution of the Member's Early Retirement Benefit, if the Member has attained at least age 60 as of the date of first payment. The application must be submitted to the Committee not less than six months before the first payment date, and first payment date will be available only on the Member's attainment of age 60, 61, 62, 63 or 64. The payment of a benefit before age 65 shall be permitted solely in the discretion of the Committee. The requirement of six months application may be waived by the Committee in its sole discretion.

         5.5 The amount of the nonforfeitable Early Retirement Benefit shall be determined based on the forfeitability provision of Section 2.13 and Article IX.

7.       Section 7.1 is amended and restated in its entirety to read as follows:

         7.1 If a Member shall die after the commencement of Normal or Early Retirement Benefit payments, but before 180 payments have been made, the Retirement Benefit payments then remaining unpaid to a Member shall continue to be paid to the Member's Beneficiary as a Post-retirement Death Benefit in the form and manner such payments would have continued to be paid to the Member.

8.       Section 7.2 is amended and restated in its entirety to read as follows:

         7.2 If a Member shall die after attaining Early Retirement Age and benefits have not commenced, 180 Retirement Benefit payments shall be paid to a Member's Beneficiary as a Post-retirement Death Benefit in the form and manner such payments would have been paid to the Member. The benefit shall commence within 60 days following the date of death of such Member and continue for 180 months.

9.       The following provision is added at the end of Article 7 of the Plan:

         7.5 If a Member shall die before Early Retirement Age, is not employed by the Company on the date of death, and is not otherwise entitled to a Death Benefit under Article IV, the Early Retirement Benefit to which the Member otherwise would have been entitled shall be paid to the Member's Beneficiary, commencing within 60 days of the date of the Member would have reached Early Retirement Age based on the Member's Basic Compensation immediately preceding the Member's separation from service with the Company, and reduced in accordance with Section 2.24 for early payment of such benefit.

10. Section 9.1 of Article IX, "Conditions Precedent to Benefits", is amended and restated in its entirety to read as follows:

         9.1 A Member's right to a Retirement Benefit shall be forfeitable in accordance with the level Classification assigned to the Member by the Committee. All forfeitable benefits will be forfeited upon Early Retirement, Normal Retirement, Voluntary Termination or termination of employment for cause or for other reasons, as provided in this Article IX.

The effective date of this amendment is December 1, 2000. In all other respects, the Plan provisions remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer this 17th day of November, 2000.



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                                      Computer Task Group, Incorporated


                                      By
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